EXHIBIT 3.10

                                     BY-LAWS

                                       of

                           CENTURY PACIFIC CORPORATION


                                    ARTICLE I

                                     Offices

         Section 1. REGISTERED OFFICE. The registered office of the Company in the State of Delaware is 725 Market Street, Wilmington, County of New Castle. The name of the resident agent in charge thereof is Marsha Mills.

         Section 2. OTHER OFFICES. The Company shall have its principal office at 1661 East Camelback Road, Suite 178, Phoenix, Arizona 85016, and shall also have offices at such other places as the President and the Board of Directors may from time to time designate or appoint, or as the business of the Company may require.

                                   ARTICLE I1

                                    Directors

         Section 1. POWERS. The corporate powers, business and property of the Company shall be vested in and exercised, conducted and controlled by the Board of Directors, which may exercise all said powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 2. DETERMINATION OF NUMBER. Within the limits set forth in the Company's Certificate of Incorporation, the exact number of Directors who shall constitute the Board shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of said Board, provided notice of such proposed action shall have been given in the notice for such regular or special meeting.

         Section 3. NOMINATIONS. Nominations for election to the Board of Directors of the Company at a meeting of stockholders may be made by the Board or on behalf of the Board by Nominating Committee appointed by the Board, or by any stockholder of the Company entitled to vote for the election of Directors at such meeting. Such nominations, other than those made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company, and received by him not less than 30 days nor more than 60 days prior to any meeting of stockholders called for the election of Directors; provided, however, that if less than 35 days' notice of the meeting is given to stockholders, such


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nomination  shall have been mailed or delivered to the  Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notice shall set forth as to each proposed nominee who is not an incumbent Director (i) name, age, business
address  and,  if  known,   residence  address,  (ii)  principal  occupation  or
employment, (iii) number of shares of stock of the Company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934. In addition, the nominating stockholder shall disclose in the notice of nomination the number of shares of the Company's stock held by the nominating stockholder. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 4. CHAIRMAN OF THE BOARD. The Board shall elect a Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors. He shall do and perform such other things as may from time to time be assigned to him by the Board of Directors. In his absence, the President, as available, shall preside at meetings of the Board of Directors.

                                   ARTICLE 111

                              Meetings of Directors

         Section 1. PLACE OF MEETINGS. Meetings of the Board of Directors of the Company whether regular, special or adjourned shall be held at the principal office of the Company, as specified in Section 2 of Article I hereof, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. Any meeting shall be valid wherever held, if held upon the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Company.

         Section 2. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the stockholders and thereafter at such times as may be designated from time to time by resolution of the Board of Directors.

         Section 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or any Vice President who is also a Director of the Company or by any two Directors.

         Section 4. NOTICE OF MEETINGS. Written notice of the time and place of special meetings of the Board of Directors shall be delivered at least two days before the meeting personally to each Director, or sent in writing, by mail addressed to such Director, at his address as it appears on the records of the Company, with postage thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. If a special meeting is called because an emergency exists, then each Director shall be given not less than three hours' notice, and such


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notice shall be deemed  given once it has been  conveyed to a Director in person or by telephone or an attempt has been made to give such notice by telephoning a Director at his home telephone number and his business office telephone number as such numbers are shown in the Secretary's records. Notice of Directors may also be given by telex or telegram.

         Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to proper notice. If the address of a Director is not shown on the records and is not readily ascertainable, notice shall be addressed to hi at the city or place in which the meetings of the Directors are regularly held. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

         Section 5. QUORUM. A majority of the authorized number of Directors shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

         Section 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 7. TELEPHONE MEETINGS. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                    Officers

         Section 1. OFFICERS. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and a Controller. The salary of each officer and the manner and times of its payment shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its discretion.


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         The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

         Section 2. PRESIDENT. The President shall be the Chief Executive Officer of the Company and, subject to control and direction of the Board of Directors, he shall have general management and direction of the business of the Company. He shall be a member of the Board of Directors and an EX OFFICIO member of all other committees thereof, if any, shall preside at a meetings of the stockholders and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

         Section 3. VICE PRESIDENTS. In the event of the absence or disability of the President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4. THE SECRETARY AND ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform similar duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or the President, under whose supervision such officer shall be. The Secretary shall have custody of the corporate seal of the Company and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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         Section 5. THE TREASURER AND ASSISTANT TREASURERS.  The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer.

         The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6. CONTROLLER. The Controller shall have charge of the Company's books of accounts, records and auditing, and generally do and perform all such other duties as pertain to such office, and as may be required by the Board of Directors. The Controller shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, a report on the financial condition of the Company.

                                    ARTICLE V

                            Meetings of Stockholders

         Section 1. MEETINGS. Annual meetings of stockholders shall be held in the City of Phoenix, State of Arizona, at the principal office of the Company, as specified in Section 2 of Article I hereof, or at such other place either within or without the State of Delaware as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on the third Wednesday of January of each year if not a legal holiday, and if a legal holiday, then on the next business day following, at 2:00 P.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting the stockholders shall elect the Directors by a plurality vote or, if the Board has been classified as to term, shall so elect the number of Directors equal to the number of Directors of the class whose term expires at such meeting (or, if less, the number of Directors property nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after


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their election and shall transact such other business as may properly be brought before the meeting.

         Section 3. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders. a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors or by the President or by a majority of the stockholders entitled to vote at such meeting.

         Section 5. NOTICE OF MEETING. Written notice of any annual or special meeting stating the place, date and hour of the meeting and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date ..of the meeting. to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Whenever notice is required to be given to any stockholder, such notice shall be given in writing, by mail, addressed to each stockholder at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Whenever any such notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         Section 6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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                                   ARTICLE VI

                      Committees of the Board of Directors

         Section 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee to consist of the President and not less than two nor more than five other Directors of the Company. The President shall act as Chairman of the Executive Committee, and the Executive Committee shall meet at such times and places as it may determine. The Executive Committee shall have and may exercise when the Board is not in session all the powers of the Board in the management of the business and affairs of the Company, without limitation, except as set forth in Section 9 below.

         Section 2. NOMINATING COMMITTEE. The Board of Directors shall appoint a Nominating Committee consisting of two Directors of the Company who shall not be employees of the Company. The Nominating Committee shall recommend to the Board the number of Directors which best meets the requirements of the Company; identify, evaluate, review and recommend to the Board qualified candidates to fill vacancies on the Board and any newly created directorships resulting from an increase in the number of Directors; recommend to the Board the individuals to constitute the nominees of the Board for election as directors at the annual meeting of stockholders; recommend to the Board a list of Directors selected as members of each committee of the Board; and perform such other duties as may be assigned by the Board.

         Section 3. COMPENSATION COMMITTEE. The Board may appoint a Compensation Committee consisting of two or more Directors of the Company. The Compensation Committee shall review annually and recommend to the Board of Directors the level of compensation of the President giving consideration to the amount and composition of his total compensation in terms of salary, stock options and other benefits; review annually the recommendations of the President concerning salaries and other compensation of all senior officers reporting to the President, as well as review from time to time other conditions of employment; administer any stock option plan, profit-sharing plan and year-end bonus plans; review and make recommendations to the Board of Directors for changes in the Company's compensation and benefit plans and practices; and administer other compensation plans that may be adopted from time to time as authorized by the Board of Directors.

         Section 4. AUDIT COMMITTEE. The Board of Directors may appoint an Audit Committee of two or more Directors of the Company who shall not be employees of the Company. The Audit Committee shall receive from and review with the Company's independent auditors the annual report of such auditors; review with the independent auditors the scope of the succeeding annual examination; nominate the independent auditors to be appointed each year by the Board; review consulting services provided by the Company's independent auditors and evaluate the possible effect on the auditors' independence of performing such services; ascertain the existence of adequate internal account and control systems; and review with management and the Company's


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independent  auditors  current and emerging  accounting and financial  reporting requirements and practices affecting the Company.

         Section 5. QUORUM. A majority of the members of any standing or temporary committee (which majority shall, in the case of the Executive Committee, include the President) shall constitute a quorum for the transaction of business.

         Section 6. NOTICE AND EMERGENCY ACTION. Notice of the time and place of committee meetings shall be given in writing or by telephone or in person, by any member of the committee, to all members of the committee at least two days' prior to the time of holding such meeting. No notice requirement shall be applicable if any member of the Executive Committee deems it necessary to cause the Executive Committee to act on an emergency basis. In the event a member of the Executive Committee deems such emergency action necessary, such member shall attempt to contact each other member of the Executive Committee by telephone for the purpose of having each such member consider and act upon the emergency matter or matters presented. Such consideration and action may take place by telephone without convening a meeting. The quorum and voting requirements set forth in Section 5 above shall pertain to such emergency action, and for this purpose all persons reached by telephone shall be deemed to be present. The member of the Executive Committee who calls for emergency action in the manner described herein, immediately following the approval or disapproval of any action thereby proposed, shall report such action to the Secretary of the Company for the purpose of having it described in the minutes of the Executive Committee. Such report and minutes shall also include a recitation of all efforts made by the member calling for such action to contact other Executive Committee members by telephone.

         Section 7. MINUTES; REPORTS TO BOARD. Each committee shall keep regular minutes of its meetings. All actions of the committees shall be reported to the Board of Directors at the meeting of the Board of
Directors next succeeding such action.

         Section 8. OTHER COMMITTEES. The Board of Directors, from time to time, may appoint other committees for any purpose or purposes, and any such committee shall have such powers as shall be specified in the resolution of its appointment.

         Section 9. DUTIES. Any committee, including the Executive Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the By-Laws of the Company; and, unless the resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.


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                                   ARTICLE VII

                             Certificates for Stock

         Section 1. CERTIFICATES. Every holder of stock in the Company shall be entitled to have a certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary certifying the number of shares owned by him in the Company.

         Section 2. SIGNATURES. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. NEW CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. TRANSFER OF STOCK. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 5. FIXING RECORD DATE. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.


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         Section 6.  REGISTERED  STOCKHOLDERS.  The Company shall be entitled to recognize the ex-erson registered on its books as the owner of any shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII

                                    Dividends

         Section 1. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors a t any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 2. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or f6r such other purpose as the Directors shall think conducive to the interest of the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE IX

                                 Indemnification

         Section 1. The Company shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the General Corporation Law of the State of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested

Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 2. INSURANCE. The Board of Directors shall have the power to authorize to the extent permitted by the General Corporation Law of the State of Delaware the purchase and maintenance of insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against hi or incurred by him in such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

                                    ARTICLE X

                                 Corporate Seal

         The corporate seal shall have inscribed thereon the name of the Company and the words "Incorporated December 29, 1982, Delaware. "

                                   ARTICLE XI

                                   Amendments

         Any of these By-Laws may be altered, amended or repealed by the affirmative vote of at least two thirds of the Directors of the Company, which shall include the affirmative vote of at least one Director of each class of the Board of Directors if the Board shall then be divided into classes or by the affirmative vote of the holders of sixty-five percent (65%) of the shares of the Company entitled to vote in the election of Directors, voting as one class.